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                                                                  Exhibit 23.6



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-115079) of CNL Hotels and Resorts, Inc. on Form S-3 of our report dated February 12, 2004 on our audit of the consolidated financial statements of KSL Recreation Corporation and subsidiaries as of October 31, 2003 and 2002 and for each of the three years in the period ended October 31, 2003 (which report expresses an unqualified opinion and contains an explanatory paragraph referring to a change in method of accounting for goodwill and other intangible assets in 2002 and derivative instruments and hedging activities in 2001, and the classification of certain businesses as discontinued operations) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
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Los Angeles, California
July 19, 2004